AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT, effective as of December 1, 1998, between FIRST TEAM SPORTS, INC., a Minnesota corporation (the "Company"), and KENT A. BRUNNER, a resident of Minnesota ("Executive").

                                   WITHNESSETH

         WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of August 18, 1997 (the "Employment Agreement"); and

         WHEREAS, Sections 3, 6, 7 and 9 of the Employment Agreement provide that Executive shall receive certain cash payments calculated on the basis of Executive's "Base Salary" in the event Executive's employment is terminated by the Company under various circumstances or in the event the term of the Employment Agreement is now renewed; and

         WHEREAS, the Company and Executive have agreed to amend Sections 3, 6, 7 and 9 of the Employment Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained the parties hereto agree as follows:

         1. Amendment of Section 3 of Employment Agreement. Section 3 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  The Company shall retain Executive and Executive shall serve in the employ of the Company for a minimum period of two (2) years commencing as of the date of this Agreement; provided, however, that either Executive or the Company may terminate the employment of Executive during the term in accordance with, and subject to the right of Executive to receive payments and other benefits that may be due pursuant to this Agreement. The Agreement will be subject to automatic renewals for successive additional two (2) year periods, unless terminated earlier as provided in Section 9 of this Agreement.

         2. Amendment of Section 6 of Employment Agreement. Section 6(a)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "(i) The Company shall make a cash payment to Executive equal to the greater of (A) the sum of the highest monthly Base Salary in effect any time during the three-year period immediately preceding such termination times the number of months remaining in the Term (without regard to renewals) under this Agreement, plus an amount equal to the incentive bonus earned by Executive in the prior fiscal year multiplied by the number of months remaining in the Term (without regard to renewals) divided by twelve (12), or (B) the sum of the highest annual Base Salary in effect any time during the three-year period immediately preceding such termination, plus the amount of incentive bonus earned by Executive during the prior fiscal year. Such payment shall be made in cash within fifteen (15) days from and after termination of Executive's employment."

         3. Amendment of Section 7 of Employment Agreement. Section 7(a)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "(i) Subject to paragraph (c) hereof, the Company shall make a cash payment to Executive equal to the greater of (A) the sum of the highest monthly Base Salary in effect any time during the three-year period immediately preceding such termination times the number of months remaining in the Term (without regard to renewals) under this Agreement, plus an amount equal to the incentive bonus earned by Executive in the prior fiscal year multiplied by the number of months remaining in the Term (without regard to renewals) divided by twelve (12), or (B) 2 times the sum of the highest annual Base Salary in effect any time during the three-year period immediately preceding such termination, and the amount of incentive bonuses which, absent termination of Executive's employment, could have been earned by Executive during the fiscal year of the Company in which Executive's employment under this Agreement ceases. For purposes of Clause (B), the computation of the amount of incentive bonuses shall be based upon the bonus programs in effect at the time of termination of Executive's employment and such computation shall assume that target performance levels are satisfied for all purposes during such fiscal year. Such payment shall be made in cash within fifteen (15) days from and after termination of Executive's employment."

         4. Amendment of Section 9(b) of Employment Agreement. Section 9(b)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "(i) Unless the notice of nonrenewal is given during a Transition Period, the Company shall make a cash payment equal to the amount of the highest annual Base Salary in effect any time during the three-year period immediately preceding termination of employment. Such payment shall be made in cash within fifteen (15) days from and after the end of Executive's employment term. If the notice of renewal is given during a Transition Period, then, subject to Section 7(c), the Company shall make a cash payment to Executive equal to two (2) times the sum of (A) the amount of the highest annual Base Salary in effect any time during the three-year period immediately preceding termination of Executive's employment and (B) the amount of incentive bonuses which, absent termination of Executive's employment, could have been earned by Executive during the fiscal year of the Company in which Executive's employment under this Agreement ceases. For purposes of Clause
                  (B), the computation of the amount of incentive bonuses shall be based upon the bonus programs in effect at the time of termination of Executive's employment and such computation shall assume that target performance levels are satisfied for all purposes during such fiscal year. Such payment shall be made in cash within fifteen (15) days from and after termination of Executive's employment."

         5. Other Provisions Unaffected. Except as provided herein, all other provisions to the Employee Agreement shall remain in force and unaffected by this Amendment.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer, and Executive has executed this Agreement, as of the day and year first written above.

                                     FIRST TEAM SPORTS, INC.


                                     By     /s/ John J. Egart
                                         John J. Egart,
                                         President and Chief Executive Officer



                                     /s/ Kent A. Brunner
                                     Kent A. Brunner